As filed with the Securities and Exchange Commission on June 2, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARINER ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South Houston, Texas 77042 (713) 954-5500	86-0460233 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Teresa Bushman
Senior Vice President and General Counsel
Mariner Energy, Inc.
One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
(713) 954-5505
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kelly B. Rose
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed
	Maximum Offering Price per	Amount of
Title of Each Class of	Unit/Proposed Maximum	Registration
Securities to be Registered	Aggregate Offering Price(1)	Fee(2)
Debt Securities
Common Stock, par value $0.0001 per share(3)
Preferred Stock, par value $0.0001 per share
Warrants
Guarantees of Debt Securities by certain subsidiaries of Mariner Energy, Inc.(4)
Total

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock and warrants and such indeterminate principal amount of debt securities, which may be senior or subordinated, of Mariner Energy, Inc. as may from time to time be offered at indeterminate prices and as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee in connection with this registration statement. Accordingly, no filing fee is paid herewith.

(3)	Includes the associated rights to purchase Series A Junior Participating Preferred Stock, which initially are attached to and trade with the shares of common stock being registered hereby. No separate consideration is payable for the rights.

(4)	No separate consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

	State or Other	Primary Standard	I.R.S. Employer
Exact Name of Subsidiary Guarantor Registrant as	Jurisdiction of	Industrial Classification	Identification
Specified in its Charter(1)	Organization	Code Number	Number

Mariner Energy Resources, Inc.	Delaware	1311	20-3541629

Mariner Gulf of Mexico LLC	Delaware	1311	86-0460233

MC Beltway 8 LLC	Delaware	1311	86-0460233

Mariner LP LLC	Delaware	1311	20-4414029

(1)	The address and telephone number for each guarantor is One BriarLake Plaza, Suite 2000, 2000 West Sam Houston Parkway South, Houston, Texas 77042, and the telephone number at that address is (713) 954-5500.

Prospectus

MARINER ENERGY, INC.

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants

We may issue and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Our subsidiaries may guarantee the senior or subordinated debt securities offered by this prospectus.

We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ME.”

Investing in our securities involves risks. Please read “Risk Factors” on page 2 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2009.

Page

About This Prospectus	1
Our Company	2
Risk Factors	2
Forward-Looking Statements	2
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	3
Description of Debt Securities	4
Description of Capital Stock	15
Description of Warrants	20
Where You Can Find More Information	21
Legal Matters	22
Experts	22
Independent Petroleum Engineers	22
EX-4.18
EX-4.19
EX-5.1
EX-12.1
EX-23.1
EX-23.2
EX-25.1
EX-25.2

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement, any written communication from us or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. You should not assume that the information appearing in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

OUR COMPANY

Mariner Energy, Inc. is an independent oil and gas exploration, development, and production company. We were incorporated in August 1983 as a Delaware corporation.

Our corporate headquarters are located at One BriarLake Plaza, Suite 2000, 2000 West Sam Houston Parkway South, Houston, Texas 77042. Our telephone number is (713) 954-5500 and our website address is www.mariner-energy.com. The information on our website is not incorporated by reference into, and is not a part of, this prospectus.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “ME.”

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in this prospectus, in any supplements to this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Where You Can Find More Information,” including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

FORWARD-LOOKING STATEMENTS

Various statements in this prospectus and in the documents incorporated by reference herein, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “may,” “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this prospectus speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	the volatility of oil and natural gas prices;

•	discovery, estimation, development and replacement of oil and natural gas reserves;

•	cash flow, liquidity and financial position;

•	business strategy;

•	amount, nature and timing of capital expenditures, including future development costs;

•	availability and terms of capital;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	operating costs and other expenses;

•	prospect development and property acquisitions;

•	risks arising out of our hedging transactions;

•	marketing of oil and natural gas;

•	competition in the oil and natural gas industry;

•	the impact of weather and the occurrence of natural events and natural disasters such as loop currents, hurricanes, fires, floods and other natural events, catastrophic events and natural disasters;

•	governmental regulation of the oil and natural gas industry;

•	environmental liabilities;

•	developments in oil-producing and natural gas-producing countries;

•	uninsured or underinsured losses in our oil and natural gas operations;

•	risks related to our level of indebtedness; and

•	risks related to significant acquisitions or other strategic transactions, such as failure to realize expected benefits or objectives for future operations.

USE OF PROCEEDS

We expect to use the net proceeds from any sale of securities described in this prospectus for general corporate purposes, including but not limited to repayment or refinancing of our debt, acquisitions, working capital, capital expenditures, investments in subsidiaries or joint ventures and the repurchase or redemption of securities. The applicable prospectus supplement will describe the actual use of the net proceeds from the sale of securities. The exact amounts to be used and the timing of the application of the net proceeds will depend on a number of factors, including our funding requirements and the availability of alternative funding sources. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term debt.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges as of and for each of the periods indicated is as follows:

Three Months Ended March 31,		Year Ended December 31,
2009(1)	2008	2008(1)	2007	2006	2005	2004

—	6.92	—	4.93	5.61	7.75	16.77

(1)	Due to loss from operations for the year ended December 31, 2008 and the quarter ended March 31, 2009, the ratio coverage was less than 1:1. The Company would have needed to generate additional earnings of $446,399 and $659,700, respectively, to achieve a coverage of 1:1 for the year ended December 31, 2008 and the quarter ended March 31, 2009.

For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income before taxes, plus fixed charges, less capitalized interest, and fixed charges consist of interest expense (net of capitalized interest), plus capitalized interest, plus amortized discounts related to indebtedness.

We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into among us and Wells Fargo Bank, N.A., as trustee. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among us and Wells Fargo Bank, N.A., as trustee. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures are substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of the senior indenture and the form of the subordinated indenture with the SEC as exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” or “our” refer to Mariner Energy, Inc. only and not to any of its subsidiaries.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither indenture limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

We will describe most of the financial and other specific terms of a series of debt securities in the prospectus supplement for that series. Those terms may vary from the terms described in this prospectus. The specific terms of the debt securities described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus. If there are any differences between the description of the debt securities in such prospectus supplement and this prospectus, the prospectus supplement will control.

When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct a portion of our operations through our subsidiaries, and a portion of our operating income and cash flow is generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is an important source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.

Unless we inform you otherwise in the prospectus supplement, neither indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indentures will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Ranking

We and our subsidiaries are parties to a credit facility, which is secured by liens on substantially all of our assets. The senior debt securities will be effectively subordinated to that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the senior debt securities will participate ratably with all holders of our senior unsecured indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness.

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, including our credit facility and any senior debt securities.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest or premium on any Senior Debt when due; or

•	any other event of default (a “non-payment default”) occurs with respect to any Senior Debt that we have designated if the non-payment default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a non-payment default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the non-payment default.

The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Subsidiary Guarantees

If specified in the prospectus supplement, subsidiaries of Mariner may guarantee the obligations of Mariner relating to its debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee, including any provisions relating to the subordination of any subsidiary guarantee, will be described in the applicable prospectus supplement. The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited as necessary to seek to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

Consolidation, Merger and Sales of Assets

Unless we inform you otherwise in the prospectus supplement, the indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our properties or assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets to any entity unless:

(1) either

•	we are the continuing entity; or

•	the resulting entity is organized under the laws of the United States, any state thereof or the District of Columbia, and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture; and

(2) immediately after giving effect to the transaction, no default or event of default under the applicable indenture has occurred and is continuing or would result from the transaction.

Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for and may exercise all of our rights and powers under the applicable indenture and the debt securities issued under that indenture; however, in the case of any lease of all or substantially all of our assets, we will not be released from the obligation to pay the principal of and any premium and interest on, or any additional amounts with respect to, the debt securities.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on or any additional amounts with respect to any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

•	our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture;

•	except as permitted under the terms of an indenture governing a series of debt securities, any guarantee of that series is determined unenforceable or invalid or ceases to be in full force and effect or a guarantor of that series denies or disaffirms its obligations under its guarantee;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

•	holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•	holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest or premium on, or the principal of, the debt securities.

With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination.”

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.

Modification and Waiver

Except as provided in the next four succeeding paragraphs, each indenture and the debt securities issued under each indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all outstanding debt securities of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of all series affected by the waiver, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all outstanding debt securities of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of any debt security or change its stated maturity;

•	alter the provisions relating to the redemption or repurchase of any debt securities;

•	make payments on any debt security payable in currency other than as originally stated in the debt security;

•	waive a redemption payment with respect to any debt securities;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration), in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

We may not amend the subordinated indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

We may issue a particular series of debt securities that is entitled, by its terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such series of debt securities, by consent of holders of a majority in principal amount of such affected series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue a particular series of debt securities or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption of our or any guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our or any guarantor’s assets, as applicable;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add additional events of default with respect to all or any series of debt securities;

•	to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

•	to allow any guarantor to execute a supplemental indenture and/or a guarantee with respect to debt securities or release guarantees pursuant to the terms of the indenture;

•	to secure the debt securities; and

•	to establish the form or terms of any debt securities and to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture,

in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Defeasance and Discharge

Defeasance.  When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge.  An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

•	either

(a)	all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

(b)	all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

•	no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;

•	we or any guarantor has paid or caused to be paid all sums payable by it under the indenture; and

•	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustees

Wells Fargo Bank, N.A. will be the trustee under the senior indenture and the subordinated indenture. Wells Fargo Bank, N.A. serves as trustee relating to our other series of senior unsecured indebtedness as of March 31, 2009.

If the trustee becomes a creditor of Mariner or any guarantor, the applicable indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to certain exceptions. The indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Payments and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive payments will be governed by the rules and practices of the depositary and its participants.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law to close.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Book-Entry; Delivery and Form

Unless we inform you otherwise in the prospectus supplement, any debt securities will be issued in registered, global form (“global debt securities”).

The global debt securities will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global debt securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global debt securities may not be exchanged for definitive debt securities in registered certificated form (“certificated debt securities”) except in the limited circumstances.

Transfers of beneficial interests in the global debt securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 180 million shares of common stock, par value of $.0001 each, and 20 million shares of preferred stock, par value of $.0001 each.

The following summary of our capital stock and certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws.

Common Stock

As of May 28, 2009, there were 90,333,995 shares of our common stock issued and outstanding. Our board of directors has reserved 12,500,000 shares for issuance as restricted stock or upon the exercise of stock options granted or that may be granted under our Third Amended and Restated Stock Incentive Plan, as amended or restated from time to time (“Stock Incentive Plan”), approximately 7,042,730 of which, as of May 28, 2009, remained available for grant as restricted stock or subject to options. In addition, our board of directors reserved 156,626 shares of common stock for issuance upon exercise of options granted in connection with a 2006 acquisition (“Rollover Options”). These options are governed by nonstatutory stock option agreements with Mariner Energy, Inc. and are not covered by its Stock Incentive Plan. As of May 28, 2009, the number of shares of common stock issuable upon exercise of Rollover Options was 32,279.

Holders of our common or restricted stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of a plurality of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Except with respect to election of directors and as otherwise provided in our certificate of incorporation and bylaws or required by law, all matters to be voted on by our stockholders require the affirmative vote of the holders of a majority of shares of our common stock present in person or by proxy at a meeting at which a quorum is present. Our certificate of incorporation requires approval of 80% of the shares entitled to vote for the removal of a director for cause or to adopt, repeal or amend certain provisions in our certificate of incorporation and bylaws. See “— Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws.”

Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and bylaws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these contractual agreements and the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 20 million shares of preferred stock, of which 180,000 shares have been designated Series A Junior Participating Preferred Stock. As of May 28, 2009, no preferred shares were outstanding. The preferred stock may carry such relative rights, preferences and designations as may be determined by our board of directors in its sole discretion upon the issuance of any shares of preferred stock. The shares of preferred stock could be issued from time to time by the board of directors in its sole discretion (without further approval or authorization by the stockholders), in one or more series, each of which series could have any particular distinctive designations as well as relative rights and preferences as determined by the board of directors. The existence of authorized but unissued shares of preferred stock could have anti-takeover effects because we could issue preferred stock with special dividend or voting rights that could discourage potential bidders.

Approval by the stockholders of the authorization of the preferred stock gave the board of directors the ability, without stockholder approval, to issue these shares with rights and preferences determined by the board of directors in the future. As a result, we may issue shares of preferred stock that have dividend, voting and other rights superior to those of the common stock, or that convert into shares of common stock, without the approval of the holders of common stock. This could result in the dilution of the voting rights, ownership and liquidation value of current stockholders. Please read “— Shareholder Rights Plan” for a description of the rights to acquire, under certain circumstances, our Series A Junior Participating Preferred Stock.

Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

General

Our certificate of incorporation and bylaws contain the following additional provisions, some of which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors. In addition, some provisions of the Delaware General Corporation Law, if applicable to us, may hinder or delay an attempted takeover without prior approval of our board of directors. Provisions of the Delaware General Corporation Law and of our certificate of incorporation and bylaws could discourage attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action is in their best interest. These provisions could, therefore, prevent stockholders from receiving a premium over the market price for the shares of common stock they hold.

Classified Board

Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Filling Board of Directors Vacancies; Removal

Our certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office, though less than a quorum. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation or removal from office. Any director may resign at any time upon written notice to us. Our certificate of incorporation provides, in accordance with Delaware General Corporation Law, that the stockholders may remove directors only by a super-majority vote and for cause. We believe that the removal of directors by the stockholders only for cause, together with the classification of the board of directors, will promote continuity and stability in our management and policies and that this continuity and stability will facilitate long-range planning.

No Stockholder Action by Written Consent

Our certificate of incorporation precludes stockholders from initiating or effecting any action by written consent and thereby taking actions opposed by the board of directors.

Call of Special Meetings

Our bylaws provide that special meetings of our stockholders may be called at any time only by the board of directors acting pursuant to a resolution adopted by the board and not the stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at, or bring other business before, an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. With respect to the nomination of directors, our bylaws provide that to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at the annual meeting of stockholders, not later than 120 days before the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders and (ii) with respect to an election of directors to be held at a special meeting of stockholders, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was first mailed to our stockholders or public disclosure of the date of the special meeting was first made, whichever first occurs. With respect to other business to be brought before a meeting of stockholders, our bylaws provide that to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days before the anniversary date of the proxy statement for the preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting

The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Under cumulative voting, a majority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our certificate of incorporation expressly precludes cumulative voting.

Authorized but Unissued Shares

Our certificate of incorporation provides that the authorized but unissued shares of preferred stock are available for future issuance without stockholder approval and does not preclude the future issuance without stockholder approval of the authorized but unissued shares of our common stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Opportunity Statute

As permitted by Section 122(17) of the Delaware General Corporation Law, our certificate of incorporation provides that we renounce any interest or expectancy in any business opportunity or transaction in which any of our original institutional investors or their affiliates participate or seek to participate. Nothing contained in our certificate of incorporation, however, is intended to change any obligation or duty that a director may have with respect to our confidential information or prohibit us from pursuing any corporate opportunity.

Amendments to our Certificate of Incorporation and Bylaws

Pursuant to the Delaware General Corporation Law and our certificate of incorporation, certain anti-takeover provisions of our certificate of incorporation may not be repealed or amended, in whole or in part, without the approval of at least 80% of the outstanding stock entitled to vote.

Our certificate of incorporation permits our board of directors to adopt, amend and repeal our bylaws. Our certificate of incorporation also provides that our bylaws can be amended by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our common stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, this section prevents certain Delaware companies under certain circumstances, from engaging in a “business combination” with (1) a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (2) an affiliate of the company who is also an interested stockholder; or (3) an associate of the company who is also an interested stockholder, for three years following the date that the stockholder became an “interested stockholder.” A “business combination” includes a merger or sale of 10% or more of our assets.

Shareholder Rights Plan

On October 12, 2008, our board of directors adopted a rights plan pursuant to which it declared and paid a dividend of one right (“Right”) for each outstanding share of our common stock to holders of record at the close of business on October 23, 2008. The rights plan is intended to safeguard the interests of our stockholders by serving as a general deterrent to potentially unfair or coercive takeover practices, especially those exploiting market instability. The Rights generally would become exercisable if an acquiring party accumulates 10% or more of our common stock and entitle holders of Rights to purchase stock of either us or an acquiring entity at half of market value. The Rights are governed by a Rights Agreement, dated as of October 12, 2008, between us and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”).

Each Right entitles the registered holder to purchase from us under certain circumstances a unit consisting of one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.0001 per share, at a purchase price of $75.00 per fractional share, subject to adjustment. The Rights are not exercisable (and are transferable only with our common stock) until a “Distribution Date” occurs (or they are earlier redeemed or expire), which generally occurs on the 10th day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of our outstanding common stock or after the commencement or announcement of a tender offer or exchange offer which would result in any such person or group of persons acquiring such beneficial ownership. Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder.

If a person becomes an Acquiring Person, holders of Rights will be entitled to purchase shares of our common stock for one-half its current market price, as defined in the Rights Agreement. This is referred to as a “flip-in event” under the Rights Agreement. After any flip-in event, all Rights that are beneficially owned by an Acquiring Person, or by certain related parties, will be null and void. Our board of directors has the power to decide that a particular tender or exchange offer for all outstanding shares of our common stock is fair to, and otherwise in the best interests of, our stockholders. If the board makes this determination, the purchase of shares under the offer will not be a flip-in event.

If, after there is an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our assets, earning power or cash flow are sold or transferred, each holder of a Right will have the right to purchase shares of the acquiring company’s common stock at a price of one-half the current market price of that stock. This is referred to as a “flip-over event” under the Rights Agreement. An Acquiring Person, and certain related parties, will not be entitled to exercise its or their Rights, which will have become void.

The Rights expire on October 12, 2018 unless extended or earlier redeemed or exchanged by us. We generally are entitled to redeem the Rights at $.001 per Right at any time until the tenth day after the Rights become exercisable. At any time after a flip-in event and before either a person becomes the beneficial owner of 50% or more of our outstanding common stock or a flip-over event, our board of directors may decide to exchange the Rights for shares of our common stock on a one-for-one basis. Rights owned by an Acquiring Person, or by certain related parties, which will have become void, will not be exchanged.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by the board.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock, rights or other securities of Mariner or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, 5th Floor, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. You should refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until the termination of this offering:

•	our annual report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2008, filed with the SEC on March 6, 2009;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 11, 2009;

•	our current reports on Form 8-K filed with the SEC on March 27, 2009, May 12, 2009 (excluding information furnished under Items 2.02 and 7.01), May 15, 2009 and June 2, 2009;

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on February 10, 2006; and

•	the description of our rights to purchase preferred stock in our registration statement on Form 8-A filed with the SEC on October 14, 2008.

Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Mariner Energy, Inc.
One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
Telephone Number: (713) 954-5500
Attention: General Counsel

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Baker Botts L.L.P. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Mariner Energy, Inc. and subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, as amended, and the effectiveness of Mariner Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEPENDENT PETROLEUM ENGINEERS

The information included in or incorporated by reference into this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves of Mariner as of December 31, 2008, 2007 and 2006 and prepared by or derived from estimates prepared by Ryder Scott Company, L.P., independent petroleum engineers. These estimates are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as experts in these matters.

The information included in or incorporated by reference into this prospectus regarding estimated quantities of proved reserves of Hydro Gulf of Mexico, L.L.C., the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves of Hydro Gulf of Mexico, L.L.C. as of December 31, 2007 and prepared by or derived from estimates prepared by Ryder Scott Company, L.P., independent petroleum engineers. These estimates are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as experts in these matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

SEC registration fee	$	*
Legal fees and expenses		300,000
Accounting fees and expenses		285,000
Transfer agent fees		3,500
Fees and expenses of trustee and counsel		15,000
Printing expenses		300,000
Rating agency fees		220,000
Miscellaneous		52,584

Total	$	*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

ITEM 15.	Indemnification of Directors and Officers

Delaware General Corporation Law

Section 145 of the Delaware General Corporate Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Mariner Energy, Inc.

The second amended and restated certificate of incorporation, as amended, of Mariner Energy, Inc. (“Mariner”) provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in Mariner’s charter, will be limited to the fullest extent permitted by the amended DGCL. Mariner’s fourth amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Mariner’s charter also contains indemnification rights for its directors and officers. Specifically, the charter provides that Mariner shall indemnify its officers and directors to the fullest extent authorized by the DGCL. Further, Mariner may maintain insurance on behalf of its officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

Mariner has obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities.

Mariner has entered into written indemnification agreements with its directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to Mariner, a majority of the independent directors or independent legal counsel selected by the independent directors or the stockholders must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) Mariner to indemnify the officer or director.

Mariner Energy Resources, Inc.

The certificate of incorporation of Mariner Energy Resources, Inc. (“MERI”) provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

MERI’s bylaws also contain indemnification rights for its directors and officers. Specifically, the bylaws provide that MERI shall indemnify its officers and directors against expenses and liability incurred in by reason of such person being or having been an officer or director. Further, MERI may maintain insurance on behalf of its officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

Delaware Limited Liability Companies

The Delaware Limited Liability Company Act provides that, subject to any standards and restrictions set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Mariner Gulf of Mexico LLC

The limited liability company agreement of Mariner Gulf of Mexico LLC (“MGOM”) provides that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person (a) is or was the member or a manager or is or was serving as an officer of MGOM or (b) while the member or a manager or a person serving as an officer of MGOM is or was serving at the written request of MGOM as a manager, member, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar official or functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by MGOM to the fullest extent that would be permitted by the DGCL if MGOM were a corporation organized under the DGCL and the member or manager were a director of such a corporation and each such officer were an officer of such a corporation.

Mariner LP LLC

The agreement of limited liability company of Mariner LP LLC (“MLL”) provides that MLL shall indemnify and pay all judgments and claims against its member or any officers relating to any liability or damage incurred in connection with the business of MLL to the maximum extent permitted by law.

Please read “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

ITEM 16.	Exhibits

Exhibit
No.		Description

4	.1*	Second Amended and Restated Certificate of Incorporation of Mariner Energy, Inc., as amended (incorporated by reference to Exhibit 3.1 to Mariner’s Registration Statement on Form S-8 (File No. 333-132800) filed on March 29, 2006).
4	.2*	Certificate of Designations of Series A Junior Participating Preferred Stock of Mariner Energy, Inc. (incorporated by reference to Exhibit 3.1 to Mariner’s Form 8-K filed on October 14, 2008).
4	.3*	Fourth Amended and Restated Bylaws of Mariner Energy, Inc. (incorporated by reference to Exhibit 3.2 to Mariner’s Registration Statement on Form S-4 (File No. 333-129096) filed on October 18, 2005).
4	.4*	Rights Agreement, dated as of October 12, 2008, between Mariner Energy, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on October 14, 2008).
4	.5*	Indenture, dated as of April 30, 2007, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on May 1, 2007).
4	.6*	Indenture, dated as of April 24, 2006, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on April 25, 2006).
4	.7*	Exchange and Registration Rights Agreement, dated as of April 24, 2006, among Mariner Energy, Inc., the guarantors party thereto and the initial purchasers party thereto (incorporated by reference to Exhibit 4.2 to Mariner’s Form 8-K filed on April 25, 2006).
4	.8*	Amended and Restated Credit Agreement, dated as of March 2, 2006, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto from time to time, as Lenders, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on March 3, 2006).
4	.9*	Amendment No. 1 and Consent, dated as of April 7, 2006, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on April 13, 2006).
4	.10*	Amendment No. 2, dated as of October 13, 2006, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on October 18, 2006).
4	.11*	Amendment No. 3 and Consent, dated as of April 23, 2007, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on April 24, 2007).
4	.12*	Amendment No. 4, dated as of August 24, 2007, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on August 27, 2007).

Exhibit
No.		Description

4	.13*	Amendment No. 5 and Agreement, dated as of January 31, 2008, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on February 5, 2008).
4	.14*	Master Assignment, Agreement and Amendment No. 6, dated as of June 2, 2008, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on June 3, 2008).
4	.15*	Amendment No. 7, dated as of December 12, 2008, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on December 15, 2008).
4	.16*	Amendment No. 8 and Consent, dated as of March 24, 2009, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on March 27, 2009).
4	.17*	Amendment No. 9, dated as of June 2, 2009, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on June 2, 2009).
4.18		Form of Indenture relating to the Senior Debt Securities.
4.19		Form of Indenture relating to the Subordinated Debt Securities.
5.1		Opinion of Baker Botts L.L.P. regarding legality of securities being issued.
12.1		Computation of ratio of earnings to fixed charges.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Ryder Scott Company, L.P.
23.3		Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1		Power of Attorney (contained on the signature page hereto).
25.1		Statement of Eligibility of the Trustee under the Senior Indenture on Form T-1.
25.2		Statement of Eligibility of the Trustee under the Subordinated Indenture on Form T-1.

*	Incorporated by reference as indicated.

Mariner will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby.

ITEM 17.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 2, 2009.

MARINER ENERGY, INC.

By:	/s/ Scott D. Josey
Scott D. Josey
Chairman of the Board, Chief Executive Officer
and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Josey, John H. Karnes and Teresa G. Bushman, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom will be authorized to act without the other, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, appropriate or advisable in connection with any or all of the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 2, 2009.

Signature	Title

/s/ Scott D. Josey Scott D. Josey	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ John H. Karnes John H. Karnes	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Bernard Aronson Bernard Aronson	Director

/s/ Alan R. Crain, Jr. Alan R. Crain, Jr.	Director

/s/ Jonathan Ginns Jonathan Ginns	Director

/s/ John F. Greene John F. Greene	Director

/s/ H. Clayton Peterson H. Clayton Peterson	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 2, 2009.

MARINER ENERGY RESOURCES, INC.

By:	/s/ Scott D. Josey
Scott D. Josey
Chairman of the Board, Chief Executive Officer
and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Josey, John H. Karnes and Teresa G. Bushman, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom will be authorized to act without the other, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, appropriate or advisable in connection with any or all of the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 2, 2009.

Signature	Title

/s/ Scott D. Josey Scott D. Josey	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ John H. Karnes John H. Karnes	Director and Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Dalton F. Polasek Dalton F. Polasek	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 2, 2009.

MARINER LP LLC

By: Mariner Energy, Inc., as sole member

By:	/s/ Scott D. Josey
Scott D. Josey
Chairman of the Board, Chief Executive Officer
and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Josey, John H. Karnes and Teresa G. Bushman, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom will be authorized to act without the other, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, appropriate or advisable in connection with any or all of the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 2, 2009.

Signature	Title

/s/ Scott D. Josey Scott D. Josey	Chairman of the Board, Chief Executive Officer and President of Mariner Energy, Inc. (Principal Executive Officer)

/s/ John H. Karnes John H. Karnes	Senior Vice President, Chief Financial Officer and Treasurer of Mariner Energy, Inc. (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 2, 2009.

MC BELTWAY 8 LLC

By: Mariner Energy, Inc., as its manager

By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez
Senior Vice President — Corporate Development

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Josey, John H. Karnes and Teresa G. Bushman, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom will be authorized to act without the other, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, appropriate or advisable in connection with any or all of the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 2, 2009.

Signature	Title

/s/ Scott D. Josey Scott D. Josey	Chairman of the Board, Chief Executive Officer and President of Mariner Energy, Inc. (Principal Executive Officer)

/s/ John H. Karnes John H. Karnes	Senior Vice President, Chief Financial Officer and Treasurer of Mariner Energy, Inc. (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 2, 2009.

MARINER GULF OF MEXICO LLC

By:	/s/ Scott D. Josey
Scott D. Josey
Chief Executive Officer and
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Josey, John H. Karnes and Teresa G. Bushman, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom will be authorized to act without the other, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, appropriate or advisable in connection with any or all of the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 2, 2009.

Signature	Title

/s/ Scott D. Josey Scott D. Josey	Chief Executive Officer and President (Principal Executive Officer)

/s/ John H. Karnes John H. Karnes	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
No.		Description

4	.1*	Second Amended and Restated Certificate of Incorporation of Mariner Energy, Inc., as amended (incorporated by reference to Exhibit 3.1 to Mariner’s Registration Statement on Form S-8 (File No. 333-132800) filed on March 29, 2006).
4	.2*	Certificate of Designations of Series A Junior Participating Preferred Stock of Mariner Energy, Inc. (incorporated by reference to Exhibit 3.1 to Mariner’s Form 8-K filed on October 14, 2008).
4	.3*	Fourth Amended and Restated Bylaws of Mariner Energy, Inc. (incorporated by reference to Exhibit 3.2 to Mariner’s Registration Statement on Form S-4 (File No. 333-129096) filed on October 18, 2005).
4	.4*	Rights Agreement, dated as of October 12, 2008, between Mariner Energy, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on October 14, 2008).
4	.5*	Indenture, dated as of April 30, 2007, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on May 1, 2007).
4	.6*	Indenture, dated as of April 24, 2006, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on April 25, 2006).
4	.7*	Exchange and Registration Rights Agreement, dated as of April 24, 2006, among Mariner Energy, Inc., the guarantors party thereto and the initial purchasers party thereto (incorporated by reference to Exhibit 4.2 to Mariner’s Form 8-K filed on April 25, 2006).
4	.8*	Amended and Restated Credit Agreement, dated as of March 2, 2006, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto from time to time, as Lenders, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on March 3, 2006).
4	.9*	Amendment No. 1 and Consent, dated as of April 7, 2006, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on April 13, 2006).
4	.10*	Amendment No. 2, dated as of October 13, 2006, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on October 18, 2006).
4	.11*	Amendment No. 3 and Consent, dated as of April 23, 2007, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on April 24, 2007).
4	.12*	Amendment No. 4, dated as of August 24, 2007, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on August 27, 2007).
4	.13*	Amendment No. 5 and Agreement, dated as of January 31, 2008, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on February 5, 2008).
4	.14*	Master Assignment, Agreement and Amendment No. 6, dated as of June 2, 2008, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on June 3, 2008).
4	.15*	Amendment No. 7, dated as of December 12, 2008, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent for such Lenders and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on December 15, 2008).

Exhibit
No.		Description

4	.16*	Amendment No. 8 and Consent, dated as of March 24, 2009, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on March 27, 2009).
4	.17*	Amendment No. 9, dated as of June 2, 2009, among Mariner Energy, Inc. and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender for such Lenders (incorporated by reference to Exhibit 4.1 to Mariner’s Form 8-K filed on June 2, 2009).
4.18		Form of Indenture relating to the Senior Debt Securities.
4.19		Form of Indenture relating to the Subordinated Debt Securities.
5.1		Opinion of Baker Botts L.L.P. regarding legality of securities being issued.
12.1		Computation of ratio of earnings to fixed charges.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Ryder Scott Company, L.P.
23.3		Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1		Power of Attorney (contained on the signature page hereto).
25.1		Statement of Eligibility of the Trustee under the Senior Indenture on Form T-1.
25.2		Statement of Eligibility of the Trustee under the Subordinated Indenture on Form T-1.

*	Incorporated by reference as indicated.

Mariner will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby.